GLATFELTER

Beyond Paper

Globalization
Innovation
Continuous Improvement
Specialization
Vision
Core Values
Processes
Execution
Glatfelter PEOPLE

Glatfelter (NYSE: GLT)
Definitive Agreement to Acquire Dresden Papier GmbH
March 13, 2013
Dante C. Parrini – Chairman & Chief Executive Officer
John P. Jacunski – Senior Vice President & Chief Financial Officer
Exhibit 99.2

GAAP Financial Measures
Certain statements included in this presentation, which pertain to future financial and business matters, are “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.
These statements are based on management’s current expectations and are subject to numerous risks, uncertainties and other unpredictable or uncontrollable factors, which may cause actual results or performance to differ materially from the Company’s expectations. Various risks and factors that could cause future results to differ materially from those expressed in the forward-looking statements include, but are not limited to: the time and costs required to consummate the proposed acquisition; the satisfaction or waiver of conditions in the purchase agreement; any material adverse changes in the business of Dresden Papier; the ability to obtain required regulatory approvals, and consents and the satisfaction or waiver of other customary closing conditions; the Company’s ability to achieve the strategic and other objectives relating to the proposed acquisition, including any expected synergies; the
Company’s ability to successfully integrate Dresden Papier and achieve the expected results of the acquisition, including, without limitation, the acquisition being accretive; changes in industry, business, market, political and economic conditions in the U.S. and other countries in which Glatfelter does business; demand for or pricing of its products; changes in tax legislation, governmental laws, regulations and policies; initiatives of regulatory authorities; acquisition integration risks; technological changes and innovations;
market growth rates; cost reduction initiatives; and other factors.  In light of these risks, uncertainties and other factors, the forward-
looking matters discussed in this presentation may not occur, and readers are cautioned not to place undue reliance on these forward-
looking statements. The forward-looking statements speak only as of the date of this presentation and Glatfelter undertakes no obligation, and does not intend, to update these forward-looking statements to reflect events or circumstances occurring after the date of this presentation. More information about these factors is contained in Glatfelter’s filings with the U.S. Securities and Exchange
Commission, which are available at
www.glatfelter.com.
During the course of this presentation, certain non-U.S. GAAP financial measures will be presented.  A reconciliation of these measures to U.S. GAAP financial measures is included in the appendix to this presentation.
Forward-Looking Statements and Use of non-

Acquisition Overview
•
Purchase price of €160 million ($209 million)
•
Dresden 2012 sales were ~ €117 million ($151 million) with EBITDA of ~ €30 million
($38 million)
•
Expected to be immediately accretive to earnings, contributing ~ $0.25 to EPS on an annualized basis
•
Financed through a combination of cash on hand and borrowings under Glatfelter existing bank facility
•
Will become part of the Composite Fibers Business Unit
•
Subject to customary closing conditions, including regulatory approval in Germany and Ukraine – transaction is expected to close during Q2 of 2013
Glatfelter signed a definitive agreement on March 13, 2013 to purchase
Dresden Papier GmbH from Fortress Paper Ltd. (TSE:FTP)

About Dresden Papier
•
State-of-the-art, 60,000-MT-capacity manufacturing facility in Germany
•
Track record of profitable growth and market leadership
•
Major supplier to the world’s largest wallpaper manufacturers
•
The cost and
quality industry leader
•
Superior product performance and characteristics
–
Dry strip-ability
–
Higher tear resistance
–
No material shrinkage or expansion when wet
•
Experienced management team
#1 global producer of nonwoven wallpaper base materials

500
450
400
350
300
250
200
150
100
50
0
353
330
300
253
234
242
230
230
230
230
245
37
46
60
77
80
95
110
125
150
175
200
2005
2006
2007
2008
2009
2010
2011
2012F
2013F
2014F
2015F
Nonwoven
Paper-based

Nonwoven Wallpaper Segment Overview
•
Global segment expected to
continue to grow at a CAGR of at
least 10%
–
Increasingly the product of choice
for wallpaper installers and design
professionals
–
Relatively resilient to
macroeconomic volatility
–
Growth from replacing standard
paper-based wallpaper
–
High demand in northern and
eastern Europe (Germany, Ukraine
and Russia)
•
Significant growth potential in Asia
NW
Share
9% 12% 17% 28% 25% 23% 32% 35% 39% 43% 45%
Source: IGI Wallcoverings Sales Statistics and management estimates
Global Wallpaper Segment (MT in 000’s)

Strategic Fit
•
Adds another industry-leading nonwovens product line to our Composite
Fibers business that leverages Glatfelter’s technical expertise in fiber-based engineered materials
•
Broadens our relationship with leading producers of consumer and industrial products
•
Opportunities for operational leverage and growth for Glatfelter globally
•
Immediately accretive to earnings by approximately $0.25 per share on an annualized basis

Increases Participation in Global Growth Markets
2006 Net Sales: $986 million
2006 Adj. EBITDA: $88.4 million
*includes Other and Unallocated of $1.9
2012 Pro-Forma Net Sales: $1,729 million
2012 Pro-Forma Adj. EBITDA: $212.3 million
*includes Other and Unallocated of ($16.7)
Specialty
Papers,
$895
Advanced
Airlaid
Materials,
$246
Composite
Fibers,
$588
Note: The sum of individual amounts set forth above may not agree to the pie chart totals due to rounding.
54%
48%
46%
52%
60%
70%
40%
30%

Composite
Fibers,
$34.7
Specialty
Papers,
$51.8
Advanced
Airlaid
Materials,
$26.7
Specialty
Papers,
$104.6
Composite
Fibers,
$97.7
Composite
Fibers,
$293
Specialty
Papers,
$694
Upon closing, this transaction will increase our participation in global growth markets, with approximately 48% of net sales and 54% of Adjusted EBITDA coming from growth businesses.

Appendix

Reconciliation of Non-GAAP Measures
Adjusted EBITDA, Excluding Pension
Pro-Forma Adjusted EBITDA, Excluding Pension

In millions 2006 2012
Income (loss) before Income Taxes (22.2) $    78.9 $
Net Pension (Income) Expense (17.0) 11.6
Depreciation and Amortization 50.0 69.5
Net Interest Expense 21.3 18.2
EBITDA, excluding Pension 32.1 $     178.3 $
Adjustments
Gains on Timberland Sales and Transaction Related Costs (15.7) (9.2)
Gains from Insurance Recoveries (0.2) -
Debt Redemption Costs 2.9 5.1
Acquisition and Integration Related Costs 13.6
-
Adjusted EBITDA, excluding pension 88.4 $     174.2 $
Plus: Dresden Papier 2012 EBITDA (preliminary and unaudited)
-
38.1
Pro-Forma Adjusted EBITDA, excluding Pension 88.4 $     212.3 $
Shutdown and Restructuring Costs
55.7 -